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                                                                    EXHIBIT 10.4

                          CHANGE IN CONTROL AGREEMENT


         THIS AGREEMENT between Daniel Industries, Inc., a Delaware corporation (the "Company"), and ________________________________________ (the "Employee")
is dated as of March 15, 1995 (the "Effective Date").

                              W I T N E S S E T H:

         WHEREAS, the Company considers it to be in the best interests of its stockholders to encourage the continued employment of key employees of the Company; and

         WHEREAS, the Employee is a key employee of the Company; and

         WHEREAS, the Company believes that the possibility of the occurrence of a Change in Control of the Company (as that phrase is defined in Section 2) may result in the termination by the Employee of the Employee's employment by the Company or in the distraction of the Employee from the performance of his duties to the Company, in either case to the detriment of the Company and its stockholders; and

         WHEREAS, the Company recognizes that the Employee could suffer adverse financial and professional consequences if a Change in Control of the Company were to occur; and

         WHEREAS, the Company wishes to enter into this Agreement to protect the Employee if a Change in Control of the Company occurs, thereby encouraging the Employee to remain in the employ of the Company and not be distracted from the performance of his duties to the Company;

         NOW, THEREFORE, the parties agree as follows:

         Section 1.       Other Employment Arrangements.  Except as provided in
Section 15, this Agreement does not affect the Employee's existing or future employment arrangements with the Company unless a Change in Control of the Company shall have occurred before the expiration of the term of this Agreement. The Employee's employment by the Company shall continue to be at the will of the Board of Directors or, if the Employee is not an officer of the Company at the time of the termination of the Employee's employment by the Company, the will of the Chief Executive Officer of the Company, except that if
(i) a Change in Control of the Company shall have occurred before the expiration of the term of this Agreement and (ii) the Employee's employment by the Company is terminated (whether by the Employee or the Company or automatically as provided in Section 3) after the occurrence of that Change in Control of the Company, then the Employee shall be entitled to receive certain benefits as provided in this Agreement.

         Section 2. Change in Control of the Company. A "Change in Control of the Company" shall have occurred if, after the Effective Date:

                 (i) a report on Schedule 13D shall be filed with the Commission pursuant to Section 13(d) of the Exchange Act and that report discloses that any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), is the beneficial owner (as that term






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         is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20 percent or more of the outstanding Voting Stock;

                 (ii) any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), shall purchase securities pursuant to a tender offer or exchange offer to acquire any Voting Stock (or any securities convertible into Voting Stock) and, immediately after consummation of that purchase, that person is the beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20 percent or more of the outstanding Voting Stock (such person's beneficial ownership to be determined, in the case of rights to acquire Voting Stock, pursuant to paragraph (d) of Rule 13d-3 under the Exchange Act);

                 (iii) the stockholders of the Company shall approve (w) a merger or consolidation of the Company with or into any other person, unless the sole purpose of the merger is to change the Company's domicile within the United States of America, (x) any sale, lease, exchange or other transfer of all or substantially all the assets of the Company and its consolidated subsidiaries, (y) the dissolution of the Company, or (z) a transaction immediately after the consummation of which any person (within the meaning of Section 13(d) of the Exchange Act) would be the beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50 percent of the outstanding Voting Stock; or

                 (iv) during any period of 12 consecutive months, the individuals who at the beginning of that period constituted the Board of Directors shall cease to constitute a majority of the Board of Directors.

         Section 3. Term of This Agreement. The term of this Agreement shall begin on the Effective Date and, unless automatically extended pursuant to the second sentence of this Section 3, shall expire on the first to occur of:

                 (i) the Employee's death, the Employee's Disability or the Employee's Retirement, the occurrence of any of which shall automatically result in the termination of the Employee's employment by the Company,

                 (ii) the termination by the Employee or the Company of the Employee's employment by the Company, or

                 (iii) the end of the three-year period (the "Expiration Date") beginning on (x) the Effective Date if no Change in Control of the Company shall have occurred during that three-year period (or any period for which the term of this Agreement shall have been automatically extended) or (y) if one or more Changes in Control of the Company shall have occurred during that three-year period (or any period for which the term of this Agreement shall have been automatically extended), the date on which the last Change in Control of the Company occurred.

If (i) the term of this Agreement shall not have expired as a result of the occurrence of one of the events described in clause (i) or (ii) of the immediately preceding sentence and (ii) the Company shall not have given notice to the Employee not fewer than 45 days before the





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Expiration Date that the term of this Agreement will expire on the Expiration
Date, then the term of this Agreement shall be automatically extended for successive one-year periods (the first such period to begin on the day immediately following the Expiration Date) unless the Company shall have given notice to the Employee not fewer than 45 days before the end of any one-year period for which the term of this Agreement shall have been automatically extended that such term will expire at the end of that one-year period. The expiration of the term of this Agreement shall not terminate this Agreement itself or affect the right of the Employee or the Employee's legal representative to enforce the payment of any amount or other benefit to which the Employee was entitled before the expiration of the term of this Agreement or to which the Employee became entitled as a result of the event (including the termination, whether by the Employee or the Company or automatically as provided in this Section 3, of the Employee's employment by the Company) that caused the term of this Agreement to expire.

         Section 4. Event of Termination for Cause. An "Event of Termination for Cause" shall have occurred if, after the Effective Date, the Employee shall:

                 (i) willfully and continuously fail to substantially perform the Employee's duties to the Company (other than any failure that results from the Employee's having become mentally or physically disabled or any actual or anticipated failure that results from the occurrence of an Event of Termination for Good Reason) within 30 days after notice demanding substantial performance, which notice shall specifically identify the duties that the Employee has failed to substantially perform, is given to the Employee by the Company; or

                 (ii) willfully engages in conduct that the Employee knows to be materially injurious to the Company.

         Section 5. An Event of Termination for Good Reason. An "Event of Termination for Good Reason" shall have occurred if, after the Effective Date, the Company shall:

                 (i) assign to the Employee any duties inconsistent with the Employee's position (including offices, titles and reporting requirements), authority, duties or responsibilities with the Company in effect immediately before the occurrence of the first Change in Control of the Company;

                 (ii) remove the Employee from, or fail to re-elect or appoint the Employee to, any position with the Company that was held by the Employee immediately before the occurrence of the first Change in Control of the Company, except that a nominal change in the Employee's title shall not constitute such an event;

                 (iii) take any other action that results in a material diminution in such position, authority, duties or responsibilities;

                 (iv) reduce the Employee's annual base salary as in effect immediately before the occurrence of the first Change in Control of the Company or as the Employee's annual base salary may be increased from time to time after that occurrence (the "Base Salary");





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                 (v)      relocate the Employee's principal office outside of
         the metropolitan area of the City of Houston, Texas;

                 (vi) fail to (x) continue in effect any profit sharing, savings, retirement or pension plan of the Company in which the Employee was a participant immediately before the occurrence of the first Change in Control of the Company (including the Company's Employees' Profit Sharing and Savings Plan), or any substitute plan adopted by the Board of Directors and in which the Employee was a participant immediately before the occurrence of the last Change in Control of the Company, unless an equitable arrangement (embodied in a substitute or alternative plan) shall have been made with respect to such profit sharing, savings, retirement or pension plan promptly following the occurrence of the last Change in Control of the Company, or (y) continue the Employee's participation in any such plan (or any substitute or alternative plan) on substantially the same basis, both in terms of the amount of benefits provided to the Employee and the level of the Employee's participation relative to other participants, as existed immediately before the occurrence of the first Change in Control of the Company;

                 (vii) fail to continue to provide the Employee with benefits substantially similar to those enjoyed by the Employee under any of the Company's other employee benefit plans (the "Other Benefit Plans"), including life insurance, medical, dental, health, accident or disability plans, in which the Employee was a participant immediately before the occurrence of the first Change in Control of the Company;

                 (viii) take any action that would directly or indirectly materially reduce any other benefits that were provided to the Employee by the Company immediately before the occurrence of the first Change in Control of the Company or deprive the Employee of any material fringe benefit enjoyed by the Employee immediately before the occurrence of the first Change in Control of the Company;

                 (ix) fail to provide the Employee with the number of paid vacation days to which the Employee was entitled in accordance with the Company's vacation policy in effect immediately before the occurrence of the first Change in Control of the Company;

                 (x)      fail to comply with Section 8; or

                 (xi) purport to terminate the Employee's employment by the Company unless notice of that termination shall have been given to the Employee pursuant to, and that notice shall meet the requirements of,
         Section 6.

         Section 6. Notice of Termination. If a Change in Control of the Company shall have occurred before the expiration of the term of this Agreement, any subsequent termination by the Employee or the Company of the Employee's employment by the Company, or any determination of the Employee's Disability, shall be communicated by notice to the other party that shall indicate the specific paragraph of Section 7 pursuant to which the Employee is to receive benefits as a result of the termination. If the notice states that the Employee's employment by the Company has been automatically terminated as a result of the Employee's Disability, the notice shall (i) specifically describe the basis for the determination of the





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Employee's Disability and (ii) state the date of the determination of the
Employee's Disability, which date shall be not more than ten days before the date such notice is given. If the notice is from the Company and states that the Employee's employment by the Company is terminated by the Company as a result of the occurrence of an Event of Termination for Cause, the notice shall specifically describe the action or inaction of the Employee that the Company believes constitutes an Event of Termination for Cause. If the notice is from the Employee and states that the Employee's employment by the Company is terminated by the Employee as a result of the occurrence of an Event of Termination for Good Reason, the notice shall specifically describe the action or inaction of the Company that the Employee believes constitutes an Event of Termination for Good Reason. Each notice given pursuant to this Section 6 (other than a notice stating that the Employee's employment by the Company has been automatically terminated as a result of the Employee's Disability) shall state a date, which shall be not fewer than 30 days nor more than 60 days after the date such notice is given, on which the termination of the Employee's employment by the Company is effective. The date so stated in accordance with this Section 6 shall be the "Termination Date". If a Change in Control of the Company shall have occurred before the expiration of the term of this Agreement, any subsequent purported termination by the Company of the Employee's employment by the Company, or any subsequent purported determination by the Company of the Employee's Disability, shall be ineffective unless that termination or determination shall have been communicated by the Company to the Employee by notice that meets the requirements of the foregoing provisions of this Section 6 and the provisions of Section 9.

         Section 7. Benefits Payable on Change in Control and Termination. If (x) a Change in Control of the Company shall have occurred before the expiration of the term of this Agreement and (y) the Employee's employment by the Company is terminated (whether by the Employee or the Company or automatically as provided in Section 3) after the occurrence of that Change in Control of the Company, the Employee shall be entitled to the following benefits:

                 (i) If the Employee's employment by the Company is terminated (x) by the Company as a result of the occurrence of an Event of Termination for Cause or (y) by the Employee before the occurrence of an Event of Termination for Good Reason, then the Company shall pay to the Employee the Base Salary accrued through the Termination Date but not previously paid to the Employee.

                 (ii) If the Employee's employment by the Company is automatically terminated as a result of the Employee's death, the Employee's Disability or the Employee's Retirement, then (x) the Company shall pay to the Employee the Base Salary accrued through the date of the occurrence of that event but not previously paid to the Employee and (y) the other benefits to be paid to the Employee as a result of that occurrence shall be determined in accordance with the Other Benefit Plans in effect at that date.

                 (iii) If the Employee's employment by the Company is terminated (x) by the Company otherwise than as a result of the occurrence of an Event of Termination for Cause or (y) by the Employee after the occurrence of an Event of Termination for Good Reason, then the Employee shall be entitled to the following benefits:

                          (1) the Company shall pay to the Employee the Base Salary accrued through the Termination Date but not previously paid to the Employee;





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                          (2)     the Company shall pay to the Employee, as a
                 lump sum, an amount (the "Severance Payment") equal to two and one-half times the sum of:

                                  (A)      the amount of the Base Salary that
                          would have been paid to the Employee during the fiscal year of the Company in which the Termination Date occurs based on the assumption that the Employee's employment by the Company had continued throughout that fiscal year at the Base Salary equal to the greater of (I) the Base Salary in effect at the beginning of that fiscal year and (II) the Base Salary in effect immediately before any reduction in the Base Salary that constituted an Event of Termination for Good Reason, plus

                                  (B) the amount of any cash bonus paid or payable by the Company to the Employee for services rendered during the immediately preceding fiscal year, regardless of whether that bonus was paid, or is payable, after the end of such immediately preceding fiscal year, plus

                                  (C) the amount of any income that (I) is or was includable, for federal income tax purposes, in the Employee's gross income for any period and
                          (II) is attributable to the exercise of options that were (X) granted to the Employee pursuant to any of the Company's existing or future stock option plans and (Y) exercised at any time during the 365-day period that ends on the day immediately following the Termination Date.

                 provided that the amount of the Severance Payment shall be subject to reduction pursuant to Section 11; and

                          (3) the Company (at its sole expense) shall take the following actions:

                                  (A)      throughout the Relevant Period, the
                          Company shall maintain in effect, and not materially reduce the benefits provided by, each of the Other Benefit Plans in which the Employee was a participant immediately before the Termination Date; and

                                  (B)      the Company shall arrange for the
                          Employee's uninterrupted participation throughout the Relevant Period in each of such Other Benefit Plans,





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                 provided that if the Employee's participation after the
                 Termination Date in any such Other Benefit Plan is not permitted by the terms of that Other Benefit Plan, then throughout the Relevant Period, the Company (at its sole expense) shall provide the Employee with substantially the same benefits that were provided to the Employee by that Other Benefit Plan immediately before the Termination Date.

Upon payment by the Company to the Employee of the amounts and other benefits required to be paid pursuant to the foregoing provisions of this Section 7, the Company shall no longer be obligated to pay any other amounts or benefits to the Employee, other than benefits that, at the time of termination of the Employee's employment by the Company, had vested in the Employee as a result of the Employee's participation in any profit sharing, savings, retirement, or pension plan of the Company. If the Employee's employment by the Company shall have been terminated as a result of the Employee's death, the benefits otherwise required to be paid to the Employee pursuant to the foregoing provisions of this Section 7 shall be paid to the executor or administrator of the estate of the Employee. Each payment required to be made to the Employee pursuant to the foregoing provisions of this Section 7 (i) shall be made by check drawn on an account of the Company at a bank located in the United States of America and (ii) shall be paid (x) if the Employee's employment by the Company was terminated as a result of the Employee's death, the Employee's Disability or the Employee's Retirement, not more than 30 days immediately following the date of the occurrence of that event, and (y) if the Employee's employment by the Company was terminated for any other reason, not more than 10 days immediately following the Termination Date.

         Section 8. Successors. If a Change in Control of the Company shall have occurred before the expiration of the term of this Agreement,

                 (i) the Company shall not, directly or indirectly, consolidate with, merge into or sell or otherwise transfer its assets as an entirety or substantially as an entirety to, any person, or permit any person to consolidate with or merge into the Company, unless immediately after such consolidation, merger, sale or transfer, the Successor shall have assumed in writing the Company's obligations under this Agreement, and

                 (ii) not fewer than 10 days before the consummation of any consolidation of the Company with, merger by the Company into, or sale or other transfer by the Company of its assets as an entirety or substantially as an entirety to, any person, the Company shall give the Employee notice of that proposed transaction.

         Section 9. Notice. Notices required or permitted to be given by either party pursuant to this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the other party or when deposited with the United States Postal Service as registered mail with postage prepaid and addressed:

                 (i) if to the Employee, at the Employee's address last shown on the Company's records, and

                 (ii) if to the Company, at 9753 Pine Lake Drive, Houston, Texas 77055, directed to the attention of the Chief Executive Officer,





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or, in either case, to such other address as the party to whom or which such notice is to be given shall have specified by notice given to the other party.

         Section 10. Withholding Taxes. The Company may withhold from all payments to be paid to the Employee pursuant to this Agreement all taxes that, by applicable federal or state law, the Company is required to so withhold.

         Section 11. Conditional Reduction of Severance Payment. If all or any portion of the amount of any Change in Control Payment would not be deductible for federal income tax purposes by a Tax Affiliate (or other person who made or is required to make such Change in Control Payment) by reason of the application of section 280G of the Code, the Severance Payment shall be reduced until (i) no portion of the total amount of all Change in Control Payments is not deductible by a Tax Affiliate (or other person who made or is required to make such Change in Control Payment) by reason of the application of that section or (ii) the Severance Payment is reduced to zero. For purposes of determining whether all or any portion of the amount of any Change in Control Payment would not be deductible for federal income tax purposes by a Tax Affiliate (or other person who made or is required to make such Change in Control Payment) by reason of the application of that section,

                 (i) no portion of the total amount of all Change in Control Payments the receipt or enjoyment of which the Employee shall have effectively waived, for purposes of section 280G of the Code, before the date of payment of the Severance Payment shall be taken into account,

                 (ii) no portion of the total amount of all Change in Control Payments shall be taken into account that, in the opinion of tax counsel selected by the Company's independent accountants and acceptable to the Employee (the "Tax Counsel"), does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code,

                 (iii) no portion of the total amount of all Change in Control Payments shall be taken into account that, in the opinion of Tax Counsel, (x) constitutes reasonable compensation for services rendered within the meaning of section 280G(B)(4) of the Code and (y) is not considered in the calculation of a "parachute payment" or is considered in that calculation but does not cause an excess "parachute payment", and

                 (iv) the value of any noncash benefit or any deferred payment or benefit included in the total amount of all Change in Control Payments shall be determined by the Company's independent accountants in accordance with sections 280G(d)(3) and 280G(d)(4) of the Code.

         Section 12. Expenses of Enforcement. If a Change in Control of the Company shall have occurred before the expiration of the term of this Agreement, then, upon demand by the Employee made to the Company, the Company shall reimburse the Employee for the reasonable expenses (including attorneys' fees and expenses) incurred by the Employee in enforcing or seeking to enforce the payment of any amount or other benefit to which the Employee shall have become entitled pursuant to this Agreement, except to the extent that the reimbursement of such expenses would not be, or would cause any other portion of the total amount of all Change in Control Payments not to be, deductible for federal income tax purposes by a Tax Affiliate (or other person who made or is required to make such Change in Control Payment) by reason of the application of section 280G of the Code.





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         Section 13.      Employment by Subsidiaries.  If, at the Effective
Date, the Employee is an employee of a subsidiary of the Company, references in this Agreement to the Employee's employment by the Company shall be to the Employee's employment by the subsidiary.

         Section 14. No Obligation to Mitigate. The Employee shall not be required to mitigate the amount of any payment or other benefit required to be paid to the Employee pursuant to this Agreement, whether by seeking other employment or otherwise, nor shall the amount of any such payment or other benefit be reduced on account of any compensation earned by the Employee as a result of employment by another person.

         Section 15. Confidential Information. From the Effective Date until the expiration of the term of this Agreement, the Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, that shall have been obtained by the Employee during the Employee's employment by the Company or any of its affiliated companies and that shall not have become public knowledge (other than as a result of acts by the Employee in violation of this Section 15). The Company shall not withhold or reduce any amount or other benefit payable to the Employee pursuant to the terms of this Agreement or otherwise on the grounds that the Employee has breached or threatened to breach the foregoing provisions of this Section 15, and the sole remedy of the Company for a breach or anticipated breach of those provisions shall be injunctive relief.

         Section 16. Amendment and Waiver. No provision of this Agreement may be amended or waived unless that amendment or waiver is by written instrument signed by the parties hereto. No waiver by either party of any breach of this Agreement shall be deemed a waiver of any other or subsequent breach.

         Section 17. Governing Law. The validity, interpretation, construction and enforceability of this Agreement shall be governed by the laws of the State of Texas.

         Section 18. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         Section 19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute the same instrument.

         Section 20. Assignment. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representative. The Company may not assign any of its obligations under this Agreement unless (i) such assignment is to a Successor and (ii) the requirements of Section 8 are fulfilled.

         Section 21. Arbitration. Any dispute between the parties arising out of this Agreement, whether as to this Agreement's construction, interpretation or enforceability or as to any party's breach or alleged breach of any provision of this Agreement, shall be submitted to arbitration in accordance with the following procedures:

                 (i) Either party may demand such arbitration by giving notice of that demand to the other party. The notice shall state (x) the matter in controversy and (y) the name of the arbitrator selected by the party giving the notice.





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                 (ii)     Not more than 15 days after such notice is given, the
         other party shall give notice to the party who demanded arbitration of the name of the arbitrator selected by the other party. If the other party shall fail to timely give such notice, the arbitrator that the other party was entitled to select shall be named by the Arbitration Committee of the American Arbitration Association. Not more than 15 days after the second arbitrator is so named, the two arbitrators shall select a third arbitrator. If the two arbitrators shall fail to timely select a third arbitrator, the third arbitrator shall be named by the Arbitration Committee of the American Arbitration Association.

                 (iii) The dispute shall be arbitrated at a hearing that shall be concluded within 10 days immediately following the date the dispute is submitted to arbitration unless a majority of the arbitrators shall elect to extend the period of arbitration. Any award made by a majority of the arbitrators (x) shall be made within 10 days following the conclusion of the arbitration hearing, (y) shall be conclusive and binding on the parties, and (z) may be made the subject of a judgment of any court having jurisdiction.

                 (iv) All expenses of the arbitration shall be borne by the Company. The agreement of the parties contained in the foregoing provisions of this Section 21 shall be a complete defense to any action, suit or other proceeding instituted in any court or before any administrative tribunal with respect to any dispute between the parties arising out of this Agreement.

         Section 22.      Interpretation.

         (a) As used in this Agreement, the following terms and phrases have the indicated meanings:

                 (i) "Base Salary" has the meaning assigned to that term in Section 5.

                 (ii) "Board of Directors" means the Board of Directors of the Company.

                 (iii) "Change in Control of the Company" has the meaning assigned to that phrase in Section 2.

                 (iv) "Change in Control Payment" means a payment or other benefit, including the Severance Payment, received or to be received by the Employee from any Tax Affiliate in connection with a Change in Control of the Company or the termination of the Employee's employment by the Company, whether that payment or other benefit has been paid or is payable pursuant to this Agreement or otherwise.

                 (v) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 (vi) "Commission" means the United States Securities and Exchange Commission or any successor agency.





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                 (vii)    "Company" has the meaning assigned to that term in
         the recitals to this Agreement. The term "Company" shall also include any Successor, whether the liability of such Successor under this Agreement is established by contract or occurs by operation of law.

                 (viii) "Effective Date" has the meaning assigned to that term in the recitals to this Agreement.

                 (ix)     "Employee's Disability" means:

                          (x) if no Change in Control of the Company shall have occurred before the date of determination, the physical or mental disability of the Employee determined in accordance with the disability policy of the Company at the time in effect and generally applicable to its salaried employees; and

                          (y) if a Change in Control of the Company shall have occurred at that date, the physical or mental disability of the Employee determined in accordance with the disability policy of the Company in effect immediately before the occurrence of the first Change in Control of the Company and generally applicable to its salaried employees.

         The Employee's Disability, and the automatic termination of the Employee's employment by the Company by reason of the Employee's Disability, shall be deemed to have occurred on the date of determination, provided that if (1) a Change in Control of the Company shall have occurred before the expiration of the term of this Agreement, (2) the Company shall have subsequently given notice pursuant to Section 6 of the Company's determination of the Employee's Disability and (3) the Employee shall have given notice to the Company that the Employee disagrees with that determination, then (A) whether the Employee's Disability shall have occurred shall be submitted to arbitration pursuant to Section 21, and (B) if a majority of the arbitrators decide that the Employee's Disability had not occurred at the date of determination by the Company, then (I) the Employee's Disability, and the automatic termination of the Employee's employment by the Company by reason of the Employee's Disability, shall be deemed not to have occurred and (II) on demand by the Employee made to the Company, the Company shall reimburse the Employee for the reasonable expenses (including attorneys' fees and expenses) incurred by the Employee in obtaining that decision.

                 (x) "Employee's Retirement" means (x) if no Change in Control of the Company shall have occurred before the date of the Employee's proposed retirement, the retirement of the Employee in accordance with the retirement policy of the Company at the time in effect and generally applicable to its salaried employees and (y) if a Change in Control of the Company shall have occurred at that date, the retirement of the Employee from the employ of the Company in accordance with the retirement policy of the Company in effect immediately before the occurrence of the first Change in Control of the Company and generally applicable to its salaried employees.





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
                 (xi) "Event of Termination for Good Reason" has the meaning assigned to that phrase in Section 5.

                 (xii) "Event of Termination for Cause" has the meaning assigned to that phrase in Section 4.

                 (xiii) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                 (xiv) "Expiration Date" has the meaning assigned to that term in Section 3.

                 (xv) "Other Benefit Plans" has the meaning assigned to that term in Section 4.

                 (xvi) "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited partnership, limited liability company, trust, unincorporated organization, government, or agency or political subdivision of any government. When the context of this Agreement indicates, the term "person" also has the meaning assigned to that term in Section 13(d) of the Exchange Act.

                 (xvii) "Relevant Period" means a period beginning on the Termination Date and ending on the first to occur of (x) the third anniversary of the Termination Date, (y) the date on which the Employee becomes a full time employee of another person and (z) the Employee's normal retirement date, determined in accordance with the retirement policy of the Company in effect on the Termination Date.

                 (xviii) "Severance Payment" has the meaning assigned to that term in Section 7.

                 (xix) "Successor" means a person with or into which the Company shall have been merged or consolidated or to which the Company shall have transferred its assets as an entirety or substantially as an entirety.

                 (xx) "Tax Affiliate" means the Company, any of its successors pursuant to Section 8 or otherwise, any person whose actions result in a Change in Control of the Company, and any person "affiliated" or that, as a result of the completion of the transactions that result in a Change in Control of the Company, will become "affiliated" with the Company within the meaning of section 1504 of the Code.

                 (xxi) "Tax Counsel" has the meaning assigned to that term in Section 7.

                 (xxii) "Termination Date" has the meaning assigned to that term in Section 6.

                 (xxiii) "this Agreement" means this Change in Control Agreement as it may be amended from time to time in accordance with
         Section 16.





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

                 (xxiv) "Voting Stock" means shares of capital stock of the Company the holders of which are entitled to vote for the election of directors of the Company, but excluding shares entitled to so vote only upon the occurrence of a contingency unless that contingency shall have occurred.

         (b) In the event of the enactment of any successor provision to any statute or rule cited in this Agreement, references in this Agreement to such statute or rule shall be to such successor provision.

         (c) The headings of Sections of this Agreement shall not control the meaning or interpretation of this Agreement.

         (d) References in this Agreement to any Section are to the corresponding Section of this Agreement unless the context otherwise indicates.

         IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the Effective Date.

                                        DANIEL INDUSTRIES, INC.


                                        By______________________________________
                                            Chairman of the Board of Directors


                                        [NAME OF EMPLOYEE]


                                        By______________________________________





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